UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2010

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159 (Commission File Number)	93-0780536 (IRS Employer Identification No.)
One Airport Center 7700 N.E. Ambassador Place Portland, Oregon (Address of principal executive offices)	97220 (Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 24, 2010, the Board of Directors of Rentrak Corporation (the "Company") approved amendments to the Company's Bylaws.  The amendments primarily relate to provisions governing special meetings of shareholders and submission of shareholder nominations for election to the Board of Directors and other shareholder proposals.

The primary effects of the amendments are to:

•        Revise the procedures by which special meetings may be called upon shareholder request, including increasing the percentage of outstanding shares required to demand a special meeting of shareholders from 10 percent to 25 percent, delineating the process shareholders must follow in order to request a special shareholders meeting, and expanding the information shareholders must disclose in connection with such requests.

•        Revise procedures for election of directors at annual shareholders meetings, including providing for shareholder nominations  through the Company's proxy materials in compliance with the requirements of Rule 14a-11 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act").

•        Require that notice of shareholder nominations of individuals for election as directors and other shareholder proposals to be brought before an annual meeting of shareholders, other than pursuant to Rules 14a-8 and 14a-11 under the Exchange Act, generally must be submitted not later than 90 days and not earlier than 120 days prior to the one-year anniversary of the mailing date of the Company's proxy materials for the preceding year's annual meeting.  With respect to the Company's 2011 annual meeting of shareholders, such notice must be received not earlier than March 28, 2011 and not later than April 27, 2011.  Under the Bylaws in effect prior to this amendment, such notice would have been required to be received not earlier than May 28, 2011 and not later than June 27, 2011.

•        Expand upon the information that a shareholder must submit in connection with giving advance notice of nomination of an individual for election as a director and other shareholder proposals, including specific information about the nominee(s), reasons for conducting proposed business, and, in relation to the shareholder giving notice and each beneficial owner of shares of the Company on whose behalf the nomination or proposal is made, the number of shares owned, a description of any agreement or arrangement in place with respect to the shares of stock of the Company, a description of any agreement giving any party a right to vote any shares of the Company, and any other information regarding each such party that would be required to be disclosed in a contested election pursuant to Section 14 of the Exchange Act.

•        Provide for electronic notice of meetings of the Company's Board of Directors.

•        Provide that the Board of Directors may elect a Chairman of the Board and Vice Chairman of the Board from among the members of the Board of Directors, and clarify that such positions may be non-officer positions.

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In addition to the amendments described above, the Bylaws were amended to make various clarifications, technical corrections, and non-substantive changes.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Bylaw amendments attached hereto as Exhibit 3.1 and incorporated herein.

Item 8.01.  Other Events.

As noted under Item 5.03 above, notice of shareholder nominations for election as directors and other shareholder proposals submitted in connection with the Company's 2011 annual meeting of shareholders, other than pursuant to Rules 14a-8 and 14a-11 under the Exchange Act, must be received by the Secretary of the Company not earlier than March 28, 2011 and not later than April 27, 2011.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with the Form 8-K:

            3.1  Amendments to Bylaws of the Company adopted on September 24, 2010.

            3.2  Bylaws of the Company as amended through September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: September 28, 2010	By:	/s/ David I. Chemerow
David I. Chemerow Chief Operating Officer and Chief Financial Officer

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